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EXHIBIT 99.1


FOR IMMEDIATE RELEASE:


        ADVANCED MATERIALS GROUP REPORTS 2005 UNAUDITED FINANCIAL RESULTS


     o  2005 REVENUE OF $8.7 MILLION, UP 8.9% YEAR-OVER-YEAR
     o  2005 NET OPERATING INCOME OF $157 THOUSAND, UP 160% YEAR-OVER-YEAR
     o  CURRENT OUTSTANDING SHARES OF STOCK IS 12,116,000

          o NET INCOME FOR 2004 INCLUDED A ONE-TIME RELEASE OF ACCRUED LIABILITY FOR SETTLEMENT OF LEGAL CASE IN THE AMOUNT OF $974,000. TOTAL REPORTED NET INCOME FOR 2004 WAS $714,548 WHICH INCLUDED THE RELEASE OF THIS ACCRUED LIABILITY.


DALLAS, Texas, (June 29, 2006) - Advanced Materials Group, Inc. (OTC: ADMG.PK) ("ADMG") announced unaudited financial results for the fiscal year 2005.

Advanced Materials Group, Inc. (AMG) reports revenue for fiscal year 2005 of $8.7 million, up 8.9% year-over-year. The company remains focused in its efforts to change the company's direction as AMG's products have traditionally been marketed and sold primarily to major divisions of large industrial customers, many of which are industry leaders whose products have significant market share. AMG does not see a significant change to this practice although the product mix will change. In the past, all of AMG's products have been components or finished products manufactured to order for its industrial customers. As discussed previously, AMG will also sell and manufacture products developed internally, and well as those licensed from outside inventors. The customer's purchase decision has often involved the engineering, manufacturing and purchasing groups within the customer's management. It is anticipated that the customers' team of management will continue to be involved in the process, but will also include sales and executive level management.

AMG just recently announced the Fiscal Year-ending 2004 results and is in the process of releasing audited 2005 results along with 2006 quarter-to-date results.

Advanced Materials Group, Inc. is a leading manufacturer of medical, consumer and industrial products from flexible materials such as foams, films, fabrics, and pressure sensitive adhesives.

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Statements in this release which are purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Advanced Materials Group, Inc. on the date this report was submitted. Advanced Materials Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Advanced Materials Group, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Advanced Materials Group, Inc.'s most recent filing of Form 10-K with the Securities and Exchange Commission.

Investor Relations Contact:
ELIZABETH GIVENS
ADVANCED MATERIALS, INC.
(972) 432-0602


                                  ADVANCED MATERIALS GROUP, INC.
                                         FISCAL YEAR 2005
                                 STATEMENTS OF INCOME (UNAUDITED)

                               1Q 2005        2Q 2005        3Q 2005       4Q 2005       2005 YTD
                             -----------    -----------    -----------   -----------   -----------
TOTAL REVENUE                $ 1,967,066    $ 2,056,863    $ 1,943,450   $ 2,697,094   $ 8,664,474
GROSS PROFIT                     346,614        441,791        392,540       868,450     2,049,395
OPERATING INCOME (LOSS)         (165,391)       (33,166)        24,347       341,064       166,854
NET INCOME (LOSS)               (209,475)       (52,742)        20,357       399,010       157,150